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                                                                    EXHIBIT 3.23

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                   Delivered 06:24 PM 12/22/2003
                                                       FILED 06:04 PM 12/22/2003
                                                    SRV 030828633 - 3743703 FILE

                            CERTIFICATE OF FORMATION
                                       OF
                BUILDERS FIRSTSOURCE - FLORIDA DESIGN CENTER, LLC

          This Certificate of Formation of Builders FirstSource - Florida Design Center, LLC (the "Company"), dated as of the 22nd day of December, 2003, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).
       ------                 -- ---
          1. The name of the limited liability company formed hereby is Builders FirstSource - Florida Design Center, LLC.

          2. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

          3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                  By: /s/ Jeffrey A. Wier
                                                      --------------------------
                                                      Jeffrey A. Wier,
                                                      Authorized Person